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Exhibit 23.01

/Letterhead/


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We hereby consent to the use of our report of Biopulse International, Inc. dated December 18, 2000, in the Form SB-2 dated February 9, 2001 for BioPulse, International, Inc.




/S/ Crouch, Bierwolf & Associates
Crouch, Bierwolf & Associates
Salt Lake City, Utah
February 9, 2001





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